QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10(k)(k)

HEWLETT-PACKARD COMPANY
‹PLAN›
RESTRICTED STOCK UNIT AGREEMENT

        THIS AGREEMENT, dated ‹GRANT DATE› between Hewlett-Packard Company, a Delaware Corporation ("Company"), and ‹EMPNO›‹NAME› (the "Employee"), is entered into as follows:

        WHEREAS, the continued participation of the Employee is considered by the Company to be important for the Company's continued growth; and

        WHEREAS, in order to give the Employee an incentive to continue in the employ of the Company and to participate in the affairs of the Company, the HR and Compensation Committee of the Board of Directors of the Company or its delegates ("Committee") has determined that the Employee shall be granted stock units representing hypothetical shares of the Company's common stock ("Stock Units"), with each Stock Unit equal in value to one share of the Company's $0.01 par value common stock ("Stock"), subject to the restrictions stated below and in accordance with the terms and conditions of the ‹PLAN› ("Plan"), a copy of which can be found on the Stock Incentive Program Web Site at: http://persweb.corp.hp.com/comp/employee/program/sip/stok_opt.htm or by written or telephonic request to the Company Secretary.

        THEREFORE, the parties agree as follows:

1.
Grant of Stock Units.

  Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee ‹SHARES› Stock Units.

2.
Vesting Schedule.

  The interest of the Employee in the Stock Units shall vest as follows: ‹INSERT VESTING PROVISION HERE›. Provided the Employee remains in the employ of the Company on a continuous, full-time basis through the close of business on the ‹INSERT FULL VESTING DATE HERE›, the interest of the Employee in the Stock Units shall become fully vested on that date.

3.
Benefit Upon Vesting.

  Upon the vesting of the Stock Units, the Employee shall be entitled to receive, as soon as administratively practicable, Stock or a combination of cash and Stock, as the Company determines in its sole discretion, equal to:

  (a)
  the number of Stock Units that have vested multiplied by the fair market value (as defined in the Plan) of a share of Stock on the date on which such Stock Units vest, and

  (b)
  a dividend equivalent payment determined by

  (1)
  multiplying the number of vested Stock Units by the dividend per share of Stock on each dividend payment date between the date here of and the vesting date to determine the dividend equivalent amount for each dividend payment date;

  (2)
  dividing the amount determined in (1) above by the fair market value of a share of Stock on the date of such dividend payment to determine the number of additional Stock Units to be credited to the Employee; and

  (3)
  multiplying the number of additional Stock Units determined in (2) above by the fair market value of a share of Stock on the vesting date to determine the aggregate amount of dividend equivalent payments for such vested Stock Units;

  provided, however, that if any aggregated dividend equivalent payments in paragraph (b)(3) above results in a payment of a fractional share, such fractional share shall be rounded up to the nearest whole share.

4.
Restrictions.

(a)
Except as otherwise provided for in this Agreement, the Stock Units or rights granted hereunder may not be sold, pledged or otherwise transferred until the Stock Units become vested in accordance with Section 2. The period of time between the date hereof and the date the Stock Units become fully vested is referred to herein as the "Restriction Period."

(b)
Except as otherwise provided for in this Agreement, if the Employee's employment with the Company is terminated at any time for any reason prior to the lapse of the Restriction Period, all Stock Units granted hereunder shall be forfeited by the Employee.

5.
Legend.

  All certificates representing any Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legend:

  "The shares represented by this certificate are subject to an agreement between the Corporation and the registered holder, a copy of which is on file at the principal office of this Corporation."

6.
No Stockholder Rights.

  Stock Units represent hypothetical shares of Stock. During the Restriction Period, the Employee shall not be entitled to any of the rights or benefits generally accorded to stockholders.

7.
Disability or Retirement of the Employee.

  If the Employee's termination of employment is due to the Employee's total and permanent disability or retirement after attaining 55 years of age with 15 years of service to the Company or 65 years of age or age under local law without regard to service, in accordance with the Company's retirement policy, all outstanding and unvested Stock Units shall continue to vest in accordance with Section 2, provided that the following conditions are met for the entire Restriction Period:

  (a)
  The Employee shall render, as an independent contractor and not as an employee, such advisory or consultative services to the Company as shall reasonably be requested by the Company, consistent with the Employee's health and any other employment or other activities in which such Employee may be engaged;

  (b)
  The Employee shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Company, competes with or is in conflict with the interests of the Company;

  (c)
  The Employee shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, either during or after employment with the Company; and

  (d)
  The Employee shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Employee during employment by the Company, relating in any manner to the actual or anticipated business, anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.
8.
Death of the Employee.

  In the event of the Employee's death prior to the end of the Restriction Period, the Employee's estate or designated beneficiary shall have the right to receive a pro rata payment of cash, Stock or combination of cash and Stock, as the Company determines in its sole discretion. In the event of the Employee's death after the vesting date but prior to the payment associated with such Stock

  Units, payment for such Stock Units shall be made to the Employee's estate or designated beneficiary.

9.
Taxes.

(a)
The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Stock Units hereunder. In the event that the Company or the Employer is required to withhold taxes as a result of the grant or vesting of Stock Units, or subsequent sale of Stock acquired pursuant to such Stock Units, or due upon receipt of dividend equivalent payments, the Employee shall surrender a sufficient number of whole shares of such Stock or make a cash payment as necessary to cover all applicable required withholding taxes and required social security contributions at the time the restrictions on the Stock Units lapse, unless alternative procedures for such payment are established by the Company. The Employee will receive a cash refund for any fraction of a surrendered share not necessary for required withholding taxes and required social insurance contributions. To the extent that any surrender of Stock or payment of cash or alternative procedure for such payment is insufficient, the Employee authorizes the Company, its Affiliates and Subsidiaries, which are qualified to deduct tax at source, to deduct all applicable required withholding taxes and social security contributions from the Employee's compensation. The Employee agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by law.

(b)
Regardless of any action the Company or the Employee's employer (the "Employer") takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him is and remains the Employee's responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Stock Units, including the grant and vesting of Stock Units, subsequent payment of Stock and or cash related to such Stock Units or the subsequent sale of any Stock acquired pursuant to such Stock Units and receipt of any dividend equivalent payments; and (ii) do not commit to structure the terms or any aspect of this grant of Stock Units to reduce or eliminate the Employee's liability for Tax-Related Items. The Employee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Employee's participation in the Plan or the Employee's receipt of Stock Units that cannot be satisfied by the means previously described. The Company may refuse to deliver the benefit described in Section 3 if the Employee fails to comply with the Employee's obligations in connection with the Tax-Related Items.

10.
Data Privacy Consent.

  The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee's personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Employee's participation in the Plan. The Employee understands that the Company, its Affiliates, its Subsidiaries and the Employer hold certain personal information about the Employee, including, but not limited to, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Employee's favor for the purpose of implementing, managing and administering the Plan ("Data"). The Employee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee's country or elsewhere and that the recipient country may have different data privacy laws and protections than the Employee's country. The Employee understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting the local human resources representative. The Employee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee's participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Employee may elect to deposit any Stock acquired under the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. The Employee understands that he may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the local human resources representative in writing. The Employee understands that refusing or withdrawing consent may affect the Employee's ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, the Employee understands that he may contact an HP local human resources representative.

11.
Plan Information.

  The Employee agrees to receive copies of the Plan, the Plan prospectus and other Plan information, including information prepared to comply with laws outside the United States, from the Stock Incentive Program Web Site referenced above and stockholder information, including copies of any annual report, proxy and Form 10-K, from the investor relations section of the HP web site at www.hp.com. The Employee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Company Secretary.

12.
Acknowledgment and Waiver.

  By accepting this grant of Stock Units, the Employee acknowledges and agrees that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement; (ii) the grant of Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock or Stock Units, or benefits in lieu of Stock or Stock Units, even if Stock or Stock Units have been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (iv) the Employee's participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate the Employee's employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (v) the Employee is participating voluntarily in the Plan; (vi) stock unit, stock unit grants and resulting benefits are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and is outside the scope of the Employee's employment contract, if any; (vii) stock units, stock unit grants and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law; (viii) in the event that the Employee is not an employee of the Company, this grant of Stock Units will not be interpreted to form an employment contract or relationship with the Company, and furthermore, this grant of Stock Units will not be interpreted to form an employment contract with the Employer or any Subsidiary or Affiliate of the Company; (ix) the future value of the underlying Stock is unknown and cannot be predicted with certainty; (x) in consideration of this grant of Stock Units, no claim or entitlement to compensation or damages shall arise from termination of this grant of Stock Units or diminution in value of this grant of Stock Units resulting from termination of the Employee's employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Company and the Employer from any such claim that may arise;

  if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Employee shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (xi) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Employee's employment (whether or not in breach of local labor laws), the Employee's right to receive benefits under this Agreement, if any, will terminate effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Employee's right to receive benefits under this Agreement after termination of employment, if any, will be measured by the date of termination of the Employee's active employment and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of this grant of Stock Units.

13.
Miscellaneous.

(a)
The Company shall not be required to treat as owner of Stock Units, and associated benefits hereunder, to any transferee to whom such Stock Units or benefits shall have been so transferred.

(b)
The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c)
Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at his address then on file with the Company.

(d)
The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee's interest except by means of a writing signed by the Company and the Employee. This Agreement is governed by the laws of the state of Delaware.

(e)
If the Employee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

(f)
The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

HEWLETT-PACKARD COMPANY
By	Carleton S. Fiorina Chairman and CEO
By	Ann O. Baskins Senior Vice President, General Counsel and Secretary

RETAIN THIS AGREEMENT FOR YOUR RECORDS

QuickLinks

  Exhibit 10(k)(k)
HEWLETT-PACKARD COMPANY ‹PLAN› RESTRICTED STOCK UNIT AGREEMENT